EXHIBIT 99.2

TELETOUCH COMMUNICATIONS, INC.

Unaudited Pro Forma Condensed Consolidated

Financial Statements

Introduction to Pro Forma Financial Statements

The following unaudited pro forma financial presentation gives effect to the acquisition by Teletouch Communications, Inc. (“Teletouch” or the “Company”) of Progressive Concepts, Inc. (“PCI”) on August 11, 2006 and the sale of Teletouch’s paging operations on August 14, 2006 as if both transactions had occurred on May 31, 2006 with respect to the unaudited condensed pro forma consolidated balance sheet and as if the transactions had occurred on June 1, 2003, with respect to the unaudited condensed pro forma consolidated statements of operations. The unaudited pro forma consolidated financial statements presented are based on the assumptions and adjustments described in the accompanying notes and do not reflect any adjustments for non-recurring items or changes in operating strategies arising as a result of the transactions. The unaudited pro forma consolidated statements of operations are presented for illustrative purposes and do not purport to represent what results of operations would have been if the events described above had occurred as of the dates indicated or what such results would be for any future periods.

The unaudited pro forma condensed consolidated financial statements are based upon the respective historical financial statements of PCI and Teletouch. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with: (i) Teletouch’s Annual Report on Form 10-K for the year ended May 31, 2006 filed on September 13, 2006; (ii) PCI’s audited financial statements for the years ended December 31, 2005 and 2004, included in this Form 8-K as Exhibit 99.1; (iii) the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

As previously disclosed in the Company’s Annual Report on Form 10-K for the year ended May 31, 2006, filed with the SEC on September 17, 2006 and in our Current Report on Form 8-K filed with the SEC on August 17, 2006, Teletouch acquired all of the issued and outstanding equity securities of PCI through the contribution of 100% of the issued and outstanding equity securities of PCI to Teletouch by TLL Partners, LLC (“TLLP”), the holder of approximately 80% of Teletouch’s outstanding common stock, without the issuance of any monetary or stock consideration by Teletouch (the “PCI Acquisition”). Prior to the PCI Acquisition, PCI was a privately-held company audited in conjunction with the calendar year audits of its prior parent company, Progressive Concepts Communications, Inc. (“PCCI”). The May 31, 2004 and 2005 pro forma Condensed Consolidated Statements of Operations include the operations of Teletouch for its fiscal years ended May 31, 2004 and 2005 adjusted for the pro forma effects of the sale of its paging operations (as discussed below) combined with the continued operations of PCI for its calendar years ended December 31, 2004 and 2005. The discontinued paging operations have been adjusted out of the pro forma financial statements to reflect Teletouch as if these operations had not been included in the operations for the periods presented. The May 31, 2006 pro forma Condensed Consolidated Statement of Operations includes the operations of Teletouch and PCI for the year ended May 31, 2006, adjusted for the August 2006 sale of Teletouch’s paging operations. The May 31, 2006 pro forma Condensed Consolidated Statement of Operations includes seven months of duplicative PCI operations also included in the December 31, 2005 pro forma Condensed Consolidated Statement of Operations. The PCI operating results from June 1, 2005 through December 31, 2005 was used in both the Condensed Consolidated Statement of Operations for the years ended December 31, 2005 and May 31, 2006. During these periods, the PCI operations generated $32.3 million in gross revenue as well as a loss from continuing operations of $4.3 million.

The May 31, 2006 pro forma Condensed Consolidated Balance Sheet includes assets, liabilities and shareholders’ equity of Teletouch adjusted as it would have appeared if the sale of its paging operations had closed on the balance sheet date presented combined with the assets, liabilities and shareholder’s deficit of PCI as of May 31, 2006.

As previously disclosed in our Annual Report on Form 10-K for the year ended May 31, 2006, filed with the SEC on September 17, 2006 and in our Current Report on Form 8-K filed with the SEC on August 18, 2006, Teletouch completed the sale of its paging operations on August 14, 2006 (the “Paging Sale”). Teletouch’s paging operations were clearly distinguishable from the remainder of it operations therefore subsequent to the date of sale, the paging operations will be reported in discontinued operations for all periods presented within Teletouch’s financial statements. The accompanying pro forma statements of operations for the years ended May 31, 2004, 2005 and 2006 have been adjusted to remove the paging operations as if the sale had been completed as of June 1, 2003.

The unaudited pro forma condensed consolidated financial statements are intended for informational purposes only and, in the opinion of management, are not necessarily indicative of the financial position or results of operations of Teletouch had the PCI Acquisition or the Paging Sale actually been effected as of the dates indicated, nor are they indicative of Teletouch’s future financial position or results of operations.

The unaudited pro forma condensed consolidated financial statements do not include potential cost savings from operating efficiencies or synergies that may result from the PCI Acquisition.

Teletouch Communications, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet

as of May 31, 2006

(unaudited)

(in thousands)

	TCI As Reported May 31, 2006	Pro Forma Adjustments (unaudited)		TCI Pro Forma (unaudited)	PCI as reported (unaudited)		Adjustments and Eliminating Entries		Consolidated Pro Forma (unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,129	$3,070	a,b	$5,199	$486	d			$5,685
Certificates of Deposit	—	—		—	1,019	d	—		1,019
Accounts receivable, net of allowance	925	(361	) b	564	11,358	d	(92	) e	11,830
Inventories, net of reserve	494	(172	) b	322	2,786	d	—		3,108
Prepaid expenses and other current assets	197	(65	) b	132	638	d	—		770

Total Current Assets	3,745	2,472		6,217	16,287		(92)		22,412

PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation	4,299	(3,373	) a	926	3,495	d	—		4,421

GOODWILL	343	—		343	—		—		343
OTHER INTANGIBLE ASSETS:
Wireless Contracts	—	—		—	34	d	—		34
Loan Origination Fees	—	—		—	11,381	d	—		11,381
Subscriber bases	226	(114	) a	112	—		—		112
FCC licenses	103	—		103	—		—		103
Non-compete agreements	95	—		95	—		—		95
Internally-developed software	170	—		170	—		—		170
Accumulated amortization	(375)	114	a	(261)	(5,151	) d	—		(5,412)

Total Other Intangible Assets	219	0		219	6,264		—		6,483

TOTAL ASSETS	$8,606	$(901)		$7,705	$26,046		$(92)		$33,659

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$687	$—		$687	$8,315	d	$—		$9,002
Accrued Expenses and other current liabilities	1,770	(169	) b	1,601	9,093	d	(92	) e	10,602
Current portion of long-term debt	93	(22	) a	71	27,986	d	(9,476	) f	18,581
Current portion of redeemable common stock payable	141	—		141	—		—		141
Current portion of unearned sale/leaseback profit	418	(418	) c	0	—		—		—
Deferred revenue	519	(403	) b	116	368	d	—		484

Total Current Liabilities	3,628	(1,012)		2,616	45,762		(9,568)		38,810

LONG-TERM LIABILITIES:
Long-term debt, net of current portion	49	(8	) a	41	1,579	d	—		1,620
Redeemable common stock purchase warrants	2,510	—		2,510	—		—		2,510
Unearned sale/leaseback profit, net of current portion	217	(217	) c	—	—		—		—

Total Long-Term Liabilities	2,776	(225)		2,551	1,579		—		4,130

TOTAL LIABILITIES	6,404	(1,237)		5,167	47,341		(9,568)		42,940

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Series C Convertible preferred stock, $.001 par value, 1,000,000 shares authorized, 0 shares issued and outstanding	—	—		—	—		—		—
Common stock, $.001 par value, 70,000,000 shares authorized, 49,416,189 shares issued	49	—		49	—		—		49
Additional paid-in capital	31,951	—		31,951	(2,721	) d	9,476 f		38,706
Treasury stock, 726,573 shares held	(185)	—		(185)	—		—		(185)
Accumulated deficit	(29,613)	336	a,c	(29,277)	(18,574	) d			(47,851)

Total Shareholders’ Equity	2,202	336		2,538	(21,295)		9,476		(9,281)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,606	$(901)		$7,705	$26,046		$(92)		$33,659

See accompanying notes to unaudited pro forma condensed consolidated financial statements

Teletouch Communications, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

for year ended May 31, 2006

(unaudited)

(in thousands, except per share amounts)

	Teletouch historical, as reported	Pro Forma Adjustments- Teletouch discontinued operation		Teletouch as adjusted for discontinued operation	PCI historical		Adjustments and Eliminating Entries		Pro Forma Teletouch and PCI combined
Operating revenues:
Service, rent, and maintenance revenue	$16,733	$(14,648)	g	$2,085	$25,604	j	$(339)	k	$27,350
Product sales revenue	4,173	(506)	g	3,667	28,627	j	(2)	k	32,292

Total operating revenues	20,906	(15,154)		5,752	54,231		(341)		59,642

Operating expenses:
Cost of service, rent and maintenance (exclusive of depreciation and amortization included below)	9,670	(7,189)	g	2,481	11,829	j	(339)	k	13,971
Cost of products sold	2,614	(257)	g	2,357	24,685	j	(2)	k	27,040
Selling and general and administrative	6,901	(2,481)	g	4,420	17,459	j			21,879
Depreciation and amortization	2,123	(1,272)	g	851	2,519	j			3,370
Loss on disposal of assets	172	(60)	g	112	77	j			189

Total operating expenses	21,480	(11,259)		10,221	56,569		(341)		66,449

Operating loss	(574)	(3,895)		(4,469)	(2,338)		—		(6,807)

Interest expense, net	(448)	2	g	(446)	(4,605)	j	1,460	l	(3,591)

Loss from continuing operations before income tax expense	(1,022)	(3,893)		(4,915)	(6,943)		1,460		(10,398)
Income tax expense	152	(152)	g	—	—				—

Loss from continuing operations	$(1,174)	$(3,741)		$(4,915)	$(6,943)		$1,460		$(10,398)

Basic and diluted loss per share	$(0.04)			$(0.16)					$(0.34)

Weighted average shares outstanding-basic and diluted	30,221,678			30,221,678					30,221,678

See accompanying notes to unaudited pro forma condensed consolidated financial statements

Teletouch Communications, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

for year ended May 31, 2005

(unaudited)

(in thousands, except per share amounts)

	Teletouch historical, as reported	Pro Forma Adjustments- Teletouch discontinued operation		Teletouch as adjusted for discontinued operation	PCI historical		Eliminating Entries		Pro Forma Teletouch and PCI combined
Operating revenues:
Service, rent, and maintenance revenue	$19,922	$(18,034)	g	$1,888	$25,868	i	$(384)	k	$27,372
Product sales revenue	4,747	(731)	g	4,016	30,179	i	(6)	k	34,189

Total operating revenues	24,669	(18,765)		5,904	56,047		(390)		61,561

Operating expenses:
Cost of service, rent and maintenance (exclusive of depreciation and amortization included below)	10,852	(9,129)	g	1,723	11,591	i	(384)	k	12,930
Cost of products sold	4,273	(1,161)	g	3,112	26,314	i	(6)	k	29,420
Selling and general and administrative	8,449	(2,463)	g	5,986	17,700	i	—		23,686
Depreciation and amortization	3,218	(2,687)	g	531	2,744	i	—		3,275
Impairment of goodwill	551	—		551	—		—		551
Loss on disposal of assets	1,019	(731)	g	288	100	i	—		388

Total operating expenses	28,362	(16,171)		12,191	58,449		(390)		70,250

Operating loss	(3,693)	(2,594)		(6,287)	(2,402)		—		(8,689)
Interest expense, net	(432)	4	g	(428)	(4,595)	i	—		(5,023)

Loss from continuing operations before income tax benefit	(4,125)	(2,590)		(6,715)	(6,997)		—		(13,712)
Income tax benefit	(673)	—	g	(673)	—		—		(673)

Loss from continuing operations	$(3,452)	$(2,590)		$(6,042)	$(6,997)		$—		$(13,039)

Basic and diluted loss per share	$(0.75)			$(1.31)					$(2.82)

Weighted average shares outstanding-basic and diluted	4,623,164			4,623,164					4,623,164

See accompanying notes to unaudited pro forma condensed consolidated financial statements

Teletouch Communications, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

for year ended May 31, 2004

(unaudited)

(in thousands, except per share amounts)

	Teletouch historical, as reported	Pro Forma Adjustments- Teletouch discontinued operation		Teletouch as adjusted for discontinued operation	PCI historical		Eliminating Entries		Pro Forma Teletouch and PCI combined
Operating revenues:
Service, rent, and maintenance revenue	$23,192	$(21,717)	g	$1,475	$27,707	h	$(382)	k	$28,800
Product sales revenue	3,562	(1,183)	g	2,379	33,344	h	(39)	k	35,684

Total operating revenues	26,754	(22,900)		3,854	61,051		(421)		64,484

Operating expenses:
Cost of service, rent and maintenance (exclusive of depreciation and amortization included below)	11,025	(9,331)	g	1,694	11,735	h	(382)	k	13,047
Cost of products sold	3,184	(1,396)	g	1,788	30,377	h	(39)	k	32,126
Selling and general and administrative	8,613	(3,235)	g	5,378	19,787	h	—		25,165
Depreciation and amortization	3,726	(3,313)	g	413	2,787	h	—		3,200
Loss on disposal of assets	372	(41)	g	331	40	h	—		371

Total operating expenses	26,920	(17,316)		9,604	64,726		(421)		73,909

Operating loss	(166)	(5,584)		(5,750)	(3,675)		—		(9,425)
Interest expense, net	(357)	4	g	(353)	(3,343)	h	—		(3,696)

Loss from continuing operations before income tax expense	(523)	(5,580)		(6,103)	(7,018)		—		(13,121)
Income tax expense	60	(60)	g	—	—		—		—

Loss from continuing operations	$(583)	$(5,520)		$(6,103)	$(7,018)		$—		$(13,121)

Basic and diluted loss per share	$(0.13)			$(1.34)					$(2.89)

Weighted average shares outstanding-basic and diluted	4,546,980			4,546,980					4,546,980

See accompanying notes to unaudited pro forma condensed consolidated financial statements

TELETOUCH COMMUNICATIONS, INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTE 1 - BASIS OF PRO FORMA PRESENTATION

Acquisition of Progressive Concepts, Inc.

On August 11, 2006, Teletouch Communications, Inc. (“Teletouch”) became the owner of all of the issued and outstanding equity securities of Progressive Concepts, Inc. (“PCI”), a Texas corporation, by virtue of the contribution of 100% of the issued and outstanding equity securities of PCI to Teletouch by TLL Partners, LLC (“TLLP”), a Delaware limited liability company and the holder of approximately 80% of Teletouch’s outstanding common stock, without the issuance of any monetary or stock consideration by Teletouch (the “PCI Acquisition”). This acquisition allowed Teletouch to complete the pending sale of its paging business (as discussed below under “Sale of Paging Business” as well as added a larger, but complementary, business to Teletouch’s operations. Subsequent to the sale of the paging business, Teletouch remains in the two-way radio business and minimally in the telemetry services business. PCI is the primary operating entity of Teletouch after this transaction.

Accounting Treatment For The Acquisition of PCI by Teletouch

As of August 11, 2006, PCI will be accounted for as a wholly-owned subsidiary of Teletouch. The transaction that resulted in the new subsidiary for Teletouch was considered a reorganization of entities under common control since both PCI and Teletouch were under the common control of TLLP prior to the reorganization. Prior to the reorganization TLLP controlled 100% of the outstanding common stock of PCI and approximately 80% of the outstanding common stock of Teletouch. In accordance with the accounting guidance under Emerging Issues Task Force Issue No. 90-5, Exchanges of Ownership Interests Between Entities Under Common Control and Appendix D of Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, the PCI Contribution will be accounted for in a manner similar to a pooling of interests which means that the historical basis of the net assets of PCI will be combined with those of Teletouch beginning in the period that the transaction occurred. Additionally, all historical financial statements and financial information presented in the period beginning with the fiscal quarter ended August 31, 2006 and thereafter will be restated to include PCI for comparative purposes.

Pro Forma Presentation of PCI Acquisition

Prior to the acquisition, PCI was a privately-held company audited in conjunction with the calendar year audits of its prior parent company, Progressive Concepts Communications, Inc. (“PCCI”). The May 31, 2004 and 2005 pro forma Condensed Consolidated Statements of Operations include the operations of Teletouch for its fiscal years ended May 31, 2004 and 2005 adjusted for the pro forma effects of the sale of its paging operations (as discussed below) combined with the continuing operations of PCI for its calendar years ended December 31, 2004 and 2005. The discontinued paging operations have been adjusted out of the pro forma financial statements to reflect Teletouch as if these operations had not been included in the operations for the periods presented. The May 31, 2006 pro forma Condensed Consolidated Statement of Operations includes the operations of Teletouch and PCI for the years ended May 31, 2006, adjusted for the August 2006 sale of Teletouch’s paging operations.

In August 2006 the subordinated debt obligations of PCI were restructured resulting in PCI being legally released from these debt obligations pursuant to an agreement between Fortress Credit Corporation (“Fortress”) and TLLP under which TLLP became the obligor. PCI’s assets were subsequently released from all liens related to the subordinated debt and the transaction will be accounted for as a contribution of capital by TLLP. The May 31, 2006 pro forma Condensed Consolidated Balance Sheet has been adjusted for the pro forma effects of the removal of the subordinated debt obligations as if PCI did not have these obligations for the period presented. In addition, the interest expense associated with the subordinated debt obligations has been removed from the May 31, 2006 pro forma Condensed Consolidated Statements of Operations as if the debt was eliminated on June 1, 2005.

Sale of Paging Business

On August 14, 2006, Teletouch completed the sale of its paging business assets to Teletouch Paging, LP, a limited partnership, wholly-owned by an unrelated, private Fort Worth, Texas investment group, (the “Buyer”). The total cash consideration of approximately $3.1 million included approximately $0.2 million for certain working capital, as defined in the Asset Purchase Agreement (the “APA”), transferred with the sale of the business. The assets sold include all of the network infrastructure assets, FCC licenses, furniture and fixtures, vehicles, computer equipment, accounts receivable, inventory and certain prepaid expenses directly related to the paging business. The Buyer assumed certain obligations of the paging business including deferred revenue, vehicle notes, and customer security deposit obligations related to the paging business. Subsequent to closing the sale transaction, Teletouch continues to retain certain direct financial obligations under lease agreements and vehicle notes but has received a personal guaranty from the owner of the Buyer for the satisfaction of these obligations and Teletouch has a subordinate lien in all of the assets of the paging business second to the Buyer’s senior lender until all such obligations are either paid in full or are assumed by the Buyer as discussed below.

Pro Forma Presentation of Sale of Paging Business

Adjustments to the Statements of Operations of Teletouch do not include the loss or closing costs relating the sale its paging business assets nor do they include the recognition of the unamortized portion of the gain on the sale / leaseback transaction that the Company entered into in 1997. The proceeds received have been adjusted to the amount that would have been received, in accordance with the terms of the APA, if the assets had been sold on May 31, 2006. Had the paging assets been sold on May 31, 2006, the consideration would have been approximately $3.1 million including approximately $0.03 million for certain working capital. The recognition of the gain on the sale / leaseback transaction was accelerated upon the closing of the sale of the paging business because the Buyer assumed the Company’s remaining obligations under these leases. The adjustment for the unearned sale / leaseback profit is shown only in the attached Balance Sheet as a reduction in the deferred gain liability recorded related to this sale / leaseback transaction.

NOTE 2 - PRO FORMA ADJUSTMENTS

The unaudited pro forma consolidated balance sheet and statements of operations give effect to the following pro forma adjustments:

Balance Sheet:

Sale of Paging

The pro forma information presents Teletouch’s balance sheet as it would have appeared if the sale of its paging operations had closed on the balance sheet date presented. Adjustments to the balance sheet are as follows:

a.	The removal of the property and equipment and intangible assets related to the paging business and the removal of the assigned liabilities related to the sale of the paging business. The assigned liabilities are related to notes payable on certain vehicles that are used directly in the paging business. The approximate loss on this transaction as of May 31, 2006 is calculated below and is reflected as an increase to accumulated deficit in the balance sheet shown above:

($ in 000’s)
Consideration:
Cash	$3,074
Assigned liabilities	30

Total consideration	3,104

Assets Sold:
Property and equipment, net	3,373
Subscriber bases, net	—

Total assets sold	3,373

Loss on sale of assets	$(269)

b.	The removal of certain defined working capital items contemplated under the APA. The excess working capital as defined in the APA at May 31, 2006 was approximately $30,000 which would have been paid to Teletouch by the Buyer had the transaction closed on that date. The components of the defined working capital are as follows:

($ in 000’s)
CURRENT ASSETS SOLD:
Cash and cash equivalents	$4
Accounts receivable	361
Inventories	172
Prepaid expenses and other current assets	65

Total Current Assets	602

CURRENT LIABILITIES ASSUMED:
Accrued Expenses and other current liabilities	169
Deferred revenue	403

Total Current Liabilities	572

Working Capital Surplus / Cash Due to Teletouch	$30

c.	The removal of the deferred gain on a certain sale / leaseback transaction entered into in 1997 by the Company. Upon the sale of the paging business and the assumption by the Buyer of the Company’s obligations under these leases, the Company recognized the remainder of this deferred gain. As of May 31, 2006 the unrecognized portion of the deferred gain was approximately $635,000 which reduces the accumulated deficit above.

Acquisition of PCI

The pro forma information presents Teletouch’s balance sheet as it would have appeared if the acquisition of PCI had closed on the balance sheet date presented. Adjustments to the balance sheet are as follows:

d.	Because the acquisition of PCI was accounted for in a manner similar to a pooling of interests (see “Accounting for the Acquisition of PCI by Teletouch” in NOTE 1 above), the historical basis of the net assets of PCI are combined with those of Teletouch beginning in the period that the transaction occurred and in all historical balance sheets presented thereafter. These adjustments represent the combination of PCI’s balance sheet with that of Teletouch as of May 31, 2006.

Elimination of Related Party Account Balances at May 31, 2006

e.	Related party accounts receivable and accounts payable balances which are the result of certain sales and purchases between Teletouch and PCI have been eliminated at May 31, 2006.

Adjustments for Debt Restructuring at May 31, 2006

f.	Certain subordinated debt obligations of PCI were restructured in August 2006 resulting in PCI being legally released from these obligations. These subordinated debt obligations have been removed from the pro forma balance sheet at May 31, 2006 as if the restructuring had occurred at that date.

Statements of Operations:

Sale of Paging Business

The pro forma information presents Teletouch’s statement of operations as it would have appeared if the operations relating to the sale of its paging business had not been included in the operations of the periods presented. Adjustments to the statement of operations are as follows:

g.	The operations of the paging business were removed as if the transaction occurred on the first day of the reported period. No adjustments are included for the anticipated book loss on the sale of the assets or for the expected non-cash gain related to the recognition of the unamortized portion of certain sale / leaseback profits.

Acquisition of PCI

The pro forma information presents Teletouch’s statement of operations as it would have appeared if the operations relating to the acquisition of PCI had been included in the operations of the periods presented. Adjustments to the statement of operations are as follows:

Fiscal Year Ended May 31, 2004

h.	The operations of PCI have been combined with Teletouch’s operations for its fiscal year ended May 31, 2004 as if the transaction occurred on the first day of the reported period. The calendar year ended December 31, 2004 operations of PCI were used to approximate its operations for the period presented. Fiscal year ended May 31, 2004 operating results for PCI were not available nor were they practical to prepare.

Fiscal Year Ended May 31, 2005

i.	The operations of PCI have been combined with Teletouch’s operations for its fiscal year ended May 31, 2005 as if the transaction occurred on the first day of the reported period. The calendar year ended December 31, 2005 operations of PCI were used to approximate its operations for the period presented. Fiscal year ended May 31, 2005 operating results for PCI were not available nor were they practical to prepare.

Fiscal Year Ended May 31, 2006

j.	The operations of PCI have been combined with Teletouch’s operations for its fiscal year ended May 31, 2006 as if the transaction occurred on the first day of the reported period. The fiscal year ended May 31, 2006 operations of PCI were prepared after the acquisition and have been used for this presentation.

Elimination of Related Party Sales and Purchases for the years ended May 31, 2006, 2005 and 2004

k.	Related party sales and purchases between Teletouch and PCI have been eliminated.

Elimination of Interest Expense Associated with Debt Restructuring for the year ended May 31, 2006,

l.	Certain subordinated debt obligations of PCI were restructured in August 2006 resulting in PCI being legally released from these obligations. These subordinated debt obligations have been removed from the pro forma balance sheet at May 31, 2006 and the related interest expense has been removed from the pro forma statements of operations as if the debt was eliminated on June 1, 2005. The interest rate associated with the subordinated debt was 18% at the beginning of fiscal year 2006. The interest rate decreased to 16% in the second quarter of fiscal 2006 and remained at this rate throughout the remainder of fiscal year 2006.